Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q1 Results

Q1 comparable sales decline due to challenging consumer environment; gross margins significantly improved year-over-year and continued reductions in adjusted operating expenses

Q1 GAAP EPS loss of $6.99; adjusted EPS loss of $4.51

Expect significant quarterly year-over-year gross margin rate improvements through 2024, with a path to positive comparable sales later in the year

On track to achieve 75% bargains penetration and, within that, 50% extreme bargains penetration by year-end

Raising Project Springboard cumulative savings target in 2024; ahead of schedule to achieve most of the $200 million+ benefit by year-end

Ended Q1 with $289 million of liquidity, including availability under the company’s new $200 term loan facility

For the Q1 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – June 6, 2024 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $205.0 million, or $6.99 per share, for the first quarter of fiscal 2024 ended May 4, 2024. This result includes a net after-tax loss of $72.7 million, or $2.48 per diluted share, associated with impairment charges, fees related to Project Springboard, and distribution center closure costs. Excluding this loss, the adjusted net loss in the first quarter of 2024 was $132.3 million, or $4.51 per diluted share (see non-GAAP table included later in this release). The adjusted net loss for the first quarter of fiscal 2023 was $98.7 million, or $3.40 per diluted share.

Net sales for the first quarter of fiscal 2024 totaled $1.009 billion, a 10.2% decrease compared to $1.124 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 9.9%. A net decrease in store count offset by a favorable sales shift due to the 53rd week in 2023 contributed approximately 30 basis points of sales decline compared to the first quarter of fiscal 2023.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “While we made substantial progress on improving our business operations in Q1, we missed our sales goals due largely to a continued pullback in consumer spending by our core customers, particularly in high ticket discretionary items. We remain focused on managing through the current economic cycle by controlling the controllables. As we move forward, we’re taking aggressive actions to drive positive sales growth in the latter part of the year and into

2025, and to maintain year-over-year gross margin rate improvements, all driven by progress on our five key actions.”

“Our operational initiatives to offer a larger assortment of new and exciting extreme bargains, cut costs, and increase productivity exceeded our targets in Q1. This enabled us to improve consumer perceptions about our brand and the value we offer, and to deliver a year-over-year improvement in gross margin and operating expenses, despite significant sales pressure. As a reminder, our five key actions are to own bargains, to communicate unmistakable value, to increase store relevance, to win customers for life with our omnichannel efforts, and to drive productivity. We still have a lot of work ahead of us, but remain confident that the five key actions are putting us on the right path to turn around our business.”

“We need to continue to elevate our brand relevance and drive more traffic, so we are moving quickly to achieve 75% bargain penetration by year-end and, within that, substantially grow our extreme bargain penetration to nearly 50% by year-end. Extreme bargains provide significant savings over price leaders and are working, as we’ve seen the sales trend shift from negative to solidly positive in several categories along with a better gross margin profile. And while most of our store base has healthy unit economics – with over 70% of our stores generating positive four-wall adjusted EBITDA - there are still a significant number of underperforming stores that we are working hard to address.”

“A key part of that work is to realize most of the $200 million+ of bottom-line opportunities through Project Springboard this year and, on that front, we are ahead of schedule. In fact, we are raising our target to $185 million of cumulative benefits by year-end, versus $175 million previously. Meanwhile, we are pleased with our actions to preserve and enhance liquidity in Q1, which included aggressive efforts to manage opex, capex and inventory, and the execution of a new $200 million term loan facility, which provides us with significant additional financial flexibility.”

“While near-term conditions have been challenging, we’re not slowing down on making progress to transform our business. The current financial performance does not yet reflect the stronger business model that we’ve created through our five key actions, but we expect the fruits of those efforts to become more apparent in the back half of the year.”

A summary of adjustments to earnings (loss) per diluted share is included in the table below.

Q1 2024

Earnings (loss) per diluted share - as reported	($6.99)

Adjustment to exclude net loss associated with impairment charges, fees related to Project Springboard, and distribution center closure costs (1)	$2.48

Earnings (loss) per diluted share - adjusted basis	($4.51)

(1) Non-GAAP detailed reconciliation provided in statement below

Inventory and Cash Management
Inventory ended the first quarter of fiscal 2024 at $949.9 million compared to $1.088 billion at the end of the first quarter last year, with the 12.7% decrease driven by lower on-hand units and average unit cost.

The company ended the first quarter of fiscal 2024 with $44.0 million of Cash and Cash Equivalents and $573.8 million of Long-term Debt under its lending facilities, compared to $51.3 million of Cash and Cash Equivalents and $501.6 million of Long-term Debt as of the end of the first quarter of fiscal 2023.

Share Repurchases
The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Guidance
For the second quarter of fiscal 2024, the company expects comp sales to improve sequentially relative to the first quarter and to be down in the mid to high-single-digit range, as key actions to improve the business continue to gain traction. The company expects the gross margin rate to improve significantly versus the prior year, and be up by at least 300 basis points, driven by reduced markdown activity and benefits from Project Springboard efforts, resulting in a year-over-year improvement in gross margin. The company expects adjusted SG&A dollars to be down in the low to mid-single-digit percentage range versus 2023, including the impact of additional expense from the August 2023 sale and leaseback. The company does not expect to recognize any tax benefit in the second quarter as management expects to remain in a three-year cumulative loss position, which requires the company to record valuation allowances against deferred tax assets, including those related to net operating losses. The company is not providing EPS guidance at this point, but expects its Q2 adjusted operating loss to be better than last year. The company expects a share count of approximately 29.3 million for the second quarter.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the first quarter of fiscal 2024. A live webcast of the call will be available through the Investor Relations section of its website at http://www.biglots.com/corporate/investors/ or by phone by dialing 877.407.3088 (Toll Free) or 201.389.0927 (Toll). An archive will be available on the Investor Relations section of the company's website at http://www.biglots.com/corporate/investors/ through midnight Thursday, June 20, 2024. In addition, a replay of the call will be available through June 20 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and enter the Replay Conference ID: 13746656.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is America's Discount Home Store, operating more than 1,300 stores in 48 states, as well as an ecommerce store with expanded fulfillment and delivery capabilities. The Company's mission is to help customers "Live Big and Save Lots" by offering bargains to brag about on everything for their home, including furniture, décor, pantry essentials, kitchenware, pet supplies, and more. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words "anticipate," "estimate," "continue," "could," "approximate," "expect," "objective," "goal," "project," "intend," "plan," "believe," "will," "should," "may," "target," "forecast," "guidance," "outlook" and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements.

Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

CONTACTS:

Investor Relations
Alvin Concepcion
aconcepc@biglots.com
614-278-2705

Media Relations
Molly Jennings
mjennings@biglots.com
614-671-6249

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 4	APRIL 29
	2024	2023
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$43,985	$51,320
Inventories	949,899	1,087,656
Other current assets	82,236	88,887
Total current assets	1,076,120	1,227,863

Operating lease right-of-use assets	1,543,378	1,522,917

Property and equipment - net	516,418	745,232

Deferred income taxes	0	121,926
Other assets	42,426	39,797
	$3,178,342	$3,657,735

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$298,743	$316,900
Current operating lease liabilities	236,841	250,204
Property, payroll and other taxes	69,648	72,805
Accrued operating expenses	111,003	133,750
Insurance reserves	31,564	35,321
Accrued salaries and wages	22,234	26,100
Income taxes payable	2,385	918
Total current liabilities	772,418	835,998

Long-term debt - net	573,843	501,600

Noncurrent operating lease liabilities	1,565,354	1,483,394
Deferred income taxes	459	0
Insurance reserves	57,384	58,224
Unrecognized tax benefits	5,369	8,372
Other liabilities	122,074	218,788

Shareholders' equity	81,441	551,359
	$3,178,342	$3,657,735

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 4, 2024		APRIL 29, 2023
		%		%
	(Unaudited)		(Recast)

Net sales	$1,009,112	100.0	$1,123,577	100.0
Gross margin	371,699	36.8	392,469	34.9
Selling and administrative expenses	533,004	52.8	620,865	55.3
Depreciation expense	31,551	3.1	36,582	3.3
Gain on sale of real estate	0	0.0	(3,799)	(0.3)
Operating loss	(192,856)	(19.1)	(261,179)	(23.2)
Interest expense	(11,989)	(1.2)	(9,149)	(0.8)
Other income (expense)	1	0.0	5	0.0
Loss before income taxes	(204,844)	(20.3)	(270,323)	(24.1)
Income tax expense (benefit)	191	0.0	(64,250)	(5.7)
Net loss	($205,035)	(20.3)	($206,073)	(18.3)

Earnings (loss) per common share
Basic	($6.99)		($7.10)
Diluted	($6.99)		($7.10)

Weighted average common shares outstanding
Basic	29,350		29,018
Dilutive effect of share-based awards	—		—
Diluted	29,350		29,018

Cash dividends declared per common share	$0.00		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 4, 2024	APRIL 29, 2023
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($146,939)	($168,938)

Net cash used in investing activities	(15,743)	(12,481)

Net cash provided by financing activities	160,256	188,009

(Decrease) increase in cash and cash equivalents	(2,426)	6,590
Cash and cash equivalents:
Beginning of period	46,411	44,730
End of period	$43,985	$51,320

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, depreciation expense, depreciation expense rate, gain on sale of real estate, gain on sale of real estate rate, operating loss, operating loss rate, income tax expense (benefit), effective income tax rate, net loss, and diluted earnings (loss) per share for the first quarter of 2024 and the first quarter of 2023 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

First Quarter of 2024 - Thirteen weeks ended May 4, 2024

	As Reported	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude fees related to a cost reduction and productivity initiative	As Adjusted (non-GAAP)
Selling and administrative expenses	$533,004	$(874)	$(68,245)	$(3,588)	$460,297
Selling and administrative expense rate	52.8%	(0.1%)	(6.8%)	(0.4%)	45.6%
Operating loss	(192,856)	874	68,245	3,588	(120,149)
Operating loss rate	(19.1%)	0.1%	6.8%	0.4%	(11.9%)
Income tax expense (benefit)	191	—	—	—	191
Effective income tax rate	(0.1%)	—	—	—	(0.1%)
Net loss	(205,035)	874	68,245	3,588	(132,328)
Diluted earnings (loss) per share	$(6.99)	$0.03	$2.33	$0.12	$(4.51)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) FDC closing costs and related expenses of $874, store asset impairment charges of $68,245, and fees related to a cost reduction and productivity initiative which we refer to as “Project Springboard” of $3,588.

First Quarter of 2023 - Thirteen weeks ended April 29, 2023

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$620,865	(53,567)	(8,624)	$(83,808)	$—	$474,866
Selling and administrative expense rate	55.3%	(4.8%)	(0.8%)	(7.5%)	—	42.3%
Depreciation expense	36,582	—	(993)	—	—	35,589
Depreciation expense rate	3.3%	—	(0.1%)	—	—	3.2%
Gain on sale of real estate	(3,799)	—	—	—	3,799	—
Gain on sale of real estate rate	(0.3%)	—	—	—	0.3%	—
Operating loss	(261,179)	53,567	9,617	83,808	(3,799)	(117,986)
Operating loss rate	(23.2%)	4.8%	0.9%	7.5%	(0.3%)	(10.5%)
Income tax expense (benefit )	(64,250)	13,813	2,480	20,443	(899)	(28,413)
Effective income tax rate	23.8%	(0.6%)	(0.1%)	(0.9%)	0.1%	22.3%
Net loss	(206,073)	39,754	7,137	63,365	(2,900)	(98,717)
Diluted earnings (loss) per share	$(7.10)	$1.37	$0.25	$2.18	$(0.10)	$(3.40)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) synthetic lease exit costs and related expenses of $53,567 ($39,754, net of tax), FDC contract termination costs and related expenses of $9,617 ($7,137, net of tax), store asset impairment charges of $83,808 ($63,365, net of tax), and a gain on sale of real estate and related expenses of $3,799 ($2,900, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.